                                                                     Exhibit 5.1


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement of Royal Bank of Canada on Form F-9 of our reports dated November 19, 2002, relating to the consolidated financial statements of Royal Bank of Canada, appearing in the Annual Report on Form 40-F of Royal Bank of Canada for the year ended October 31, 2002, and to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement.



By: /s/ PricewaterhouseCoopers LLP       By: /s/ Deloitte & Touche LLP
    ------------------------------           ------------------------------
    Chartered Accountants                    Chartered Accountants


Toronto, Canada                          Toronto, Canada
October 2, 2003                          October 2, 2003